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                                                                    EXHIBIT 8(b)


                    [Letterhead of Arthur Andersen LLP]



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement (Registration Statement File No. 811-8514) for Connecticut Mutual Variable Life Separate Account I of Connecticut Mutual Life Insurance Company.


                                                      /s/ ARTHUR ANDERSEN LLP


Hartford, Connecticut
February 29, 1996